SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 18, 1996



                            MORGAN STANLEY GROUP INC.

             (Exact name of registrant as specified in its charter)


          Delaware                    1-9085                   13-2838811

(State or other jurisdiction      (Commission File           (I.R.S. Employer
      of incorporation)               Number)             Identification Number)



                     1585 Broadway, New York, New York 10036
           (Address of principal executive offices including zip code)


                                 (212) 761-4000
                         (Registrant's telephone number
                              including area code)


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Item 5.  Other Events

                  Attached and incorporated herein by reference as Exhibit 4 is the Capital Unit Agreement, dated as of December 18, 1996 (the "Capital Unit Agreement"), among Morgan Stanley Group Inc. (the "Company"), Morgan Stanley Finance plc ("MS plc"), The Chase Manhattan Bank (formerly known as Chemical
Bank), as Agent and Book-Entry Unit Depositary under the Capital Unit Agreement and as Trustee under the Indenture, dated as of November 15, 1993, and the holders from time to time of the Capital Units described therein.




Item 7(c).        Exhibits

                  4. Capital Unit Agreement, dated as of December 18, 1996, among the Company, MS plc, The Chase Manhattan Bank and the holders from time to time of the Capital Units described therein.

                  23.1     Consent of Shearman & Sterling.

                  23.2     Consent of Linklaters & Paines.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MORGAN STANLEY GROUP INC.
                                                         (Registrant)



Date:    December 19, 1996                      By: /s/ Patricia A. Kurtz
                                                    ---------------------
                                                        Patricia A. Kurtz
                                                        Assistant Secretary


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                                  EXHIBIT INDEX

Exhibit
Number            Description

4 Capital Unit Agreement, dated as of December 18, 1996, among the Company, MS plc, The Chase Manhattan Bank and the holders from time to time of the Capital Units described therein.

23.1              Consent of Shearman & Sterling.

23.2              Consent of Linklaters & Paines.